Date:	Contact:
July 20, 2012	Mr. Richard G. Spencer
President and Chief Executive Officer
(412) 367-3303 ext. 3121
E-mail: rspencer@fidelitybank-pa.com

FIDELITY BANCORP, INC.
ANNOUNCES THIRD QUARTER
COMMON STOCK DIVIDEND

PITTSBURGH, PA – July 20, 2012 – The Board of Directors of Fidelity Bancorp, Inc., (Nasdaq: FSBI) the holding company for Fidelity Bank, declared on July 17, 2012 a quarterly cash dividend of $.02 per share on the Company’s common stock. The dividend is payable August 31, 2012 to stockholders of record August 15, 2012.  This dividend represents the 96th uninterrupted quarterly cash dividend paid to stockholders.

Fidelity Bancorp, Inc. is the holding company for Fidelity Bank, a Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.